Exhibit 10.2

THIRD MODIFICATION AGREEMENT

JAMES E. HELZER

This Modification Agreement (this “Third Modification Agreement”) is made as of August 5, 2004 by and between JEH/EAGLE SUPPLY, INC. (formerly JEH/ACQUISITION CORP.), a Delaware Corporation having a place of business at 2500 U.S. 287, Mansfield, Texas (“JEH”), EAGLE SUPPLY GROUP, INC., a Delaware corporation having an office located at 122 East 42nd Street, New York, N.Y. (“ESG”), with JEH and ESG referred to collectively hereinafter as the “Employer”, and JAMES E. HELZER, an individual resident in Arlington, Texas (the “Executive”).

WHEREAS, the parties executed an Amended, Restated and Consolidated Employment Agreement made as of November 1, 2001 (the “Restated Agreement”); and

WHEREAS, the parties executed a Modification Agreement made as of January 1, 2003 (the “First Modification Agreement”), which modified the Restated Agreement; and

WHEREAS, the parties executed Second Modification Agreement made as of April 1, 2004 (the “Second Modification Agreement”), which modified the Restated Agreement, as the same was modified by the First Modification Agreement; and

WHEREAS, the parties hereto, consisting of all of the parties to the Restated Agreement, as modified by the First Modification Agreement and the Second Modification Agreement, now desire to amend the terms and conditions of the Restated Agreement and, as applicable, the First Modification Agreement and Second Modification Agreement, under which the Executive will continue to be employed by ESG and JEH in the capacity of a senior executive officer, and to render services to them as may be required, consistent with his employment as therein and herein set forth; and

WHEREAS, the parties acknowledge the accuracy of the foregoing recitals and incorporate all of the same into this Third Modification Agreement as terms and conditions hereof;

NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The provisions of Paragraph 6.5(E) of the Restated Agreement and Paragraph 3 of the First Modification Agreement (which modified such Paragraph 6.5(E)) are hereby modified so that the aggregate amount payable to the Executive pursuant Paragraph 6.5(E) of the Restated Agreement and Paragraph 3 of the First Modification Agreement (including, without limitation, the contemplated severance pay and the amount payable pursuant to the last sentence of Paragraph 3 of the First Modification Agreement) (collectively, the “Change of Control Payment”) shall be reduced by $200,000. For avoidance of doubt and in furtherance of the foregoing, the aggregate Change of Control Payment payable to the Executive shall hereafter be equal to (a) the aggregate Change of Control Payment that would have been payable to the Executive in the absence of this Third Modification Agreement minus (b) $200,000.

2. Except as expressly modified herein, all terms and conditions of the Restated Agreement and the First Modification Agreement remain unchanged and the same are hereby ratified and confirmed.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have duly executed this Third Modification Agreement as of the day and year first above written.

JEH/EAGLE SUPPLY, INC.

By:	/s/ Frederick M. Friedman
Name:	Frederick M. Friedman
Title:	Executive VP and Treasurer

EAGLE SUPPLY GROUP, INC.

By:	/s/ Frederick M. Friedman
Name:	Frederick M. Friedman
Title:	Executive VP and Treasurer

/s/ James E. Helzer
JAMES E. HELZER

Date:	8/5/04